                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                        -----------------------

                               FORM T-1

                        -----------------------


                STATEMENT OF ELIGIBILITY AND QUALIFICATION
          UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                 CORPORATION DESIGNATED TO ACT AS TRUSTEE

                        -----------------------

                       FIRST UNION NATIONAL BANK
          (Exact name of trustee as specified in its charter)

     United States National Bank                 56-0900030
     (State of incorporation if                  (I.R.S. employer
     not a national bank)                        identification no.)

     First Union National Bank
     90 State House Square - 2nd Floor
     Hartford, CT 06103
     (860) 692-7216
     Attn: W. Jeffrey Kramer

                              Same as above
                              -------------

              (Name, address and telephone number, including
                area code, of trustee's agent for service)

                    PRODUCTION RESOURCE GROUP L.L.C.
            (Exact name of obligor as specified in its charter)

                                DELAWARE
       (State or other jurisdiction of incorporation or organization)

                               14-1786937
                   (I.R.S. employer identification no.)

              ----------------------------------------------

                          PRG FINANCE CORPORATION
             (Exact name of obligor as specified in its charter)

                                 DELAWARE
         (State or other jurisdiction of incorporation or organization)


                                14-1804689
                   (I.R.S. employer identification no.)

             -----------------------------------------------


                               SHOPWAY L.L.C.
            (Exact name of obligor as specified in its charter)

                                 DELAWARE
       (State or other jurisdiction of incorporation or organization)

                                86-0884814
                  (I.R.S. employer identification no.)

           --------------------------------------------------

                   PRG PLANNING & DEVELOPMENT, L.L.C.
          (Exact name of obligor as specified in its charter)

                                 DELAWARE
      (State or other jurisdiction of incorporation or organization)

                                14-11796155
                   (I.R.S. employer identification no.)

           ---------------------------------------------------


                  ECTS, A SCENIC TECHNOLOGY COMPANY INC.
           (Exact name of obligor as specified in its charter)

                                DELAWARE
      (State or other jurisdiction of incorporation or organization)

                               14-1795990
                    (I.R.S. employer identification no.)

        ---------------------------------------------------------

                        ATTRACTION MANAGEMENT LLC
           (Exact name of obligor as specified in its charter)

                                DELAWARE
       (State or other jurisdiction of incorporation or organization)

                                86-0889506
                   (I.R.S. employer identification no.)


      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

             ---------------------------------------------------

                               539 TEMPLE ROAD
                         NEW WINDSOR, NEW YORK 12553
                                (914) 567-5700

             ----------------------------------------------------

                              ROBERT A. MANNERS
                      PRODUCTION RESOURCE GROUP, L.L.C.
                               539 TEMPLE ROAD
                         NEW WINDSOR, NEW YORK 12553

            ------------------------------------------------------

                              WITH A COPY TO:
                            JOSEPH W. BARTLETT
                         MORRISON & FOERSTER LLP
                       1290 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10104

    APPROXIMATE DATE OF COMMENCEMENT OF SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

           --------------------------------------------------------

1.   General Information. Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

-------------------------------------------------------------------------------

     Name                                       Address

-------------------------------------------------------------------------------

Federal Reservice Bank of Richmond, VA                  Richmond, VA

Comptroller of the Currency                             Washington, D.C.

Securities and Exchange Commission Division
of Market Regulation                                    Washington, D.C.

Federal Deposit Insurance Corporation                   Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          The Trustee is authorized to exercise corporate trust powers.


2. Affiliations with obligor and underwriters. If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

     (See Note 1 on Page 6.)

Because the obligor is not in default on any securities issued under indentures under which the applicant is trustee, Items 3 through 15 are not required herein.

16.  List of Exhibits.

     All exhibits identified below are filed as a part of this statement of eligibility.


     1. A copy of the Articles of Association of First Union National Bank as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers is filed with the T-1 for Financial Security Assurance Holdings LTD, as filed with the Securities and Exchange Commission on September 8, 1997 as Registration No. 333-34181.

     2. A copy of the certificate of authority of the trustee to commence business, if not contained in the Articles of Association is filed with the T-1 for Financial

         Security Assurance Holdings LTD, as filed with the Securities and Exchange Commission on September 8, 1997 as Registration No. 333-34181.

     3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in exhibits (1) or (2) above is filed with the T-1 for

         Financial Security Assurance Holdings LTD, as filed with the Securities and Exchange Commission on September 8, 1997 as Registration No. 333-34181.

     4. A copy of the existing By-laws of the trustee, or instruments corresponding thereto is filed with the T-1 for Financial Security Assurance Holdings LTD, as filed with the Securities and Exchange Commission on September 8, 1997 as Registration No. 333-34181.

     5.  Inapplicable.

     6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 is included at Page 4 of this Form T-1 Statement.

     7. A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority is attached hereto.

     8.  Inapplicable.

     9.  Inapplicable.

                                    NOTE


     Note 1: Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsible answer to Item 2, the answer to said Item is based on incomplete information. Item 2 may, however, be considered correct unless amended by an amendment to this Form T-1.

                                  SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, First Union National Bank, a national association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Hartford, and State of Connecticut, on the 7th day of May, 1998.

                                       FIRST UNION NATIONAL BANK
                                       (trustee)


                                       By: /s/ W. Jeffrey Kramer
                                          ----------------------------
                                           W. Jeffrey Kramer
                                           Vice President





                          CONSENT OF TRUSTEE

     Under Section 321(b) of the Trust Indenture Act of 1939, as amended, and in connection with the proposed issuance by the Obligors of the 11.5% Senior Subordinated Notes Due 2008, First Union National Bank as the trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

                                       FIRST UNION NATIONAL BANK
                                       (trustee)


                                       By: /s/ W. Jeffrey Kramer
                                          ----------------------------

                                           W. Jeffrey Kramer
                                           Vice President



Dated: May 7, 1998

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC-Balance Sheet

                                                                                                            C400
                                                                  Dollar Amount in Thousands   RCFD  Bil   Mil   Thou
---------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):
    a.  Noninterest-bearing balances and currency and coin(1)................................. 0081   5,350,509  1.a.
    b. Interest-bearing balances(2)........................................................... 0071     527,082  1.b.
2.  Securities:
    a.  Held-to-maturity securities (from Schedule RC-B, column A)...........................  1754   1,679,050  2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)..........................  1773  16,948,015  2.b.
 3. Federal funds sold and securities purchased under agreements to resell...................  1350   2,626,508  3.
 4. Loans and lease financing receivables
    a.  Loans and leases, net of unearned income (from Schedule RC-C)...RCFD 2122 83,315,758                 4.a
    b.  LESS: Allowance for loan and lease losses.......................RCFD 3123  1,005,217                 4.b
    c.  LESS: Allocated transfer risk reserve...........................RCFD 3128          0                 4.c
    d.  Loans and leases, net of unearned income, allowance, and
        reserve (Item 4.a minus 4.b and 4.c).................................................. 2125   82,310,541   4.d.
 5. Trading assets (from Schedule RC-D)....................................................... 3545    3,322,404   5.
 6. Premises and fixed assets (including capitalized leases).................................. 2145    2,167,626   6.
 7. Other real estate owned (from Schedule RC-M).............................................. 2150       70,835   7.
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M).. 2130      181,970   8.
 9. Customers' liability to this bank on acceptances outstanding.............................. 2155      761,776   9.
10. Intangible assets (from Schedule RC-M).................................................... 2143    2,539,719  10.
11. Other assets (from Schedule RC-F)......................................................... 2160    6,508,589  11.
12. Total assets (sum of items 1 through 11).................................................. 2170  124,994,624  12.


----------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

                                                                  Dollar Amount in Thousands         Bil   Mil   Thou
---------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a.  In domestic offices (sume of totals of columns A and C from Schedule RC-E,
                part I)................................................................. RCON 2200   79,161,386 13.a.
                (1) Noninterest-bearing (1)........................ RCON 6631 15,696,570                        13.a(1)
                (2) Interest-bearing .............................. RCON 6636 63,464,816                        13.a(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and IBPs (from Schedule RC-E, part II) ................................................................ RCFN 2200  11,656,207 13.b.
                (1) Noninterest-bearing ........................... RCFN 6631          0                       13.b(1)
                (2) Interest-bearing .............................. RCFN 6636 11,656,207                       13.b(2)
14. Federal funds purchased and securities sold under agreements to repurchase............RCFD 2800 13,333,348 14.
15. a. Demand notes issued to the U.S. Treasury...........................................RCON 2840    258,807 15.a.
    b. Trading liabilities (from Schedule RC-D)...........................................RCFD 3548  3,030,911 15.b.
16. Other borrowed money (including mortgage indebtedness and obligations under capitalized leases)..................................................................
    a.   With a remaining maturity of one year or less ...................................RCFD 2332  2,092,679 16.a.
    b. With a remaining maturity of more than one year through three years................RCFD A547    325,781 16.b.
    c.     With a remaining maturity of more than three years.............................RCFD A548     58,347 16.c.
17. Not applicable......................................................................
18. Bank's liability on acceptances executed and outstanding..............................RCFD 2920    761,776 18.
19. Subordinated notes and debentures (2).................................................RCFD 3200  2,347,834 19.
20. Other liabilities (from Schedule RC-G)................................................RCFD 2930  2,480,990 20.
21. Total liabilities (sum of items 13 through 20).......................................RCFD 2948 115,508,066 21.
22. Not applicable........................................................................
EQUITY CAPITAL
23. Perpetual perferred stock and related surplus........................................RCFD 3838           0 23.
24. Common stock.........................................................................RCFD 3230      82,795 24.
25. Surplus (exclude all surplus related to preferred stock).............................RCFD 3839   6,695,493 25.
26. a. Undivided profits and capital reserves............................................RCFD 3632   2,498,515 26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities............RCFD 8434     209,755 26.b
27. Cumulative foreign currency translation adjustments..................................RCFD 3284           0 27.
28. Total equity capital (sum of items 23 through 27)....................................RCFD 3210   9,486,558 28.
29. Total liabilities and equity capital (sum of items 21 and 28)........................RCFD 3300 124,994,624 29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best
   describes the most comprehensive level of auditing work performed for the                                 Number
   bank by independent external auditors as of any date during 1996............................. RCFD 6724 N/A M.1.


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statement by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

--------
(1) Includes total demand deposits and noninterest-bearing time and savings deposit.
(2) Includes limited-life preferred stock and related surplus.